Exhibit 99.1

400 Centre Street Newton, Massachusetts 02458
617-796-8387
www.alerislife.com

FOR IMMEDIATE RELEASE

AlerisLife Inc. Announces Fourth Quarter and Year End 2021 Results

210 Basis Point Growth in Sequential Quarter Average Occupancy for Owned Communities
150 Basis Point Growth in Sequential Quarter Average Occupancy for Managed Communities
Completed Company Rebrand to AlerisLife
$95.0 million Term Loan Closed Subsequent to Year End Further Enhances Liquidity

Newton, MA (February 23, 2022): AlerisLife Inc. (Nasdaq: ALR) today announced its financial results for the three months ended December 31, 2021.

Katherine Potter, President and Chief Executive Officer, made the following statement:

“We achieved several strategic milestones during and subsequent to the end of the fourth quarter, including rebranding ourselves as AlerisLife and announcing strategic collaborations and partnerships to enhance our resident experience and expand our lifestyle services offering. We also enhanced our leadership team with the addition of a new Chief People Officer and a new Chief Customer Officer, and we hope to leverage their experience to further expand our services and customer base.

During the fourth quarter, average occupancy for the 20 senior living communities owned by AlerisLife increased 210 basis points from the third quarter. Average occupancy for the 120 comparable community managed portfolio increased 70 basis points from the third quarter. We believe the disruption associated with transitioning management of certain communities owned by Diversified Healthcare Trust is now behind us and we continue to see a sustained improvement in macroeconomic fundamentals. As a result, we remain focused on optimizing our core competencies, including continuing to deliver an exceptional and enhanced resident experience to senior living and active adult residents, while also offering lifestyle services to choice-based consumers.

We remain well capitalized to continue executing our strategic transformation, as we ended the year with unrestricted cash and cash equivalents of $67.0 million. Additionally, subsequent to quarter end, we closed on a $95.0 million term loan, $63.0 million of which was immediately outstanding. This loan not only enhanced our liquidity and flexibility, but gives us additional capital to pursue the development and expansion of our lifestyle services offering.”

Fourth Quarter Summary of Financial Results:

•Net loss for the fourth quarter of 2021 was $10.7 million, or $0.34 per share, which included $2.3 million of expenses in connection with the Reposition phase of the strategic plan announced on April 9, 2021, or the Strategic Plan, partially offset by $1.0 million reimbursed by Diversified Healthcare Trust, or DHC, compared to net income of $2.9 million, or $0.09 per share, for the fourth quarter of 2020.

•Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the fourth quarter of 2021 was $(7.5) million compared to $5.8 million for the fourth quarter of 2020. Adjusted EBITDA, as described further below, was $(6.4) million for the fourth quarter of 2021 compared to $5.2 million for the fourth quarter of 2020.

•EBITDA and Adjusted EBITDA are non-GAAP financial measures. Reconciliations of net loss determined in accordance with GAAP to EBITDA and Adjusted EBITDA for the fourth quarter of 2021 and 2020 are presented later in this press release.

Substantially all of ALR's business is conducted by its two segments: (i) residential (formerly known as senior living) through its brand Five Star Senior Living, or Five Star, and (ii) lifestyle services (formerly known as rehabilitation and wellness services) primarily through its brands Ageility Physical Therapy Solutions, and Ageility Fitness, or collectively Ageility, as well as Windsong Home Health. The following tables present data on the owned and managed senior living communities that ALR operates through Five Star, including comparable community data, as well as data on the rehabilitation clinics that ALR operates through Ageility, including comparable clinic data.

	As of and for the Three Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020
Five Star
Residential Segment:
Month End Occupancy
Owned and Leased	72.7%	72.9%	69.7%
Managed	74.8%	73.8%	70.8%

Comparable Communities (1)
Month End Occupancy
Owned	72.7%	72.9%	70.2%
Managed	75.2%	74.6%	74.2%
Operating Margin (2)
Owned	(25.2)%	(5.1)%	(20.6)%
Managed	3.5%	7.1%	11.1%

	As of and for the Three Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020
Ageility:
Lifestyle Services Segment:
Number of Clinics
Inpatient (3)	10	10	37
Outpatient	205	223	207
Number of Visits (in thousands)
Inpatient (3)	21	20	76
Outpatient	148	147	150

Comparable Clinics (4)
Average revenue per clinic (in thousands)	$69.2	$69.3	$72.1
Operating margin (3)	9.1%	10.2%	13.2%
_______________________________________
(1)    Comparable communities provides data for 20 owned senior living communities and 120 managed senior living communities that ALR continuously owned or managed and operated through its brand Five Star since October 1, 2020, exclusive of 107 senior living communities with approximately 7,400 living units that ALR previously managed for DHC that were transitioned to new operators in 2021 and one senior living community with approximately 100 living units that ALR managed for DHC that was closed in February 2022, and exclusive of 1,532 skilled nursing facility, or SNF, units that have been closed and are in the process of being repositioned in 27

Continuing Care Retirement Communities, or CCRCs, that ALR will continue to manage. See "Strategic Plan Update" below for an update on the progress made with respect to the Strategic Plan. Comparable communities also excludes four leased communities with approximately 200 living units previously leased from HealthPeak. The lease with HealthPeak was terminated on September 30, 2021.
(2)    Operating margin is defined as operating revenue less operating expenses for the business unit divided by operating revenue. It is exclusive of Provider Relief Funds from the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, and other government grants recognized as other income. It is inclusive of 1,532 SNF units, which have been closed and are in the process of being repositioned, in 27 CCRCs that ALR will continue to manage. In addition, it excludes restructuring expenses for the three months ended December 31, 2021 of $0.3 million and for the three months ended September 30, 2021 of $0.2 million for the comparable managed communities.
(3)    All inpatient rehabilitation clinics will be closed as part of the Strategic Plan. During the three months ended June 30, 2021, 27 inpatient clinics were closed as part of the Strategic Plan. There were no inpatient clinics closed during the six months ended December 31, 2021.
(4)    Comparable clinics includes financial data for 183 outpatient rehabilitation clinics that ALR continuously operated since October 1, 2020 and excludes data for 27 inpatient rehabilitation clinics that were closed during the three months ended June 30, 2021 and an additional ten inpatient rehabilitation clinics that are expected to be closed per the Strategic Plan commencing in August 2022. In addition, comparable clinics also excludes 17 outpatient rehabilitation clinics that were closed in December 2021 in senior living communities that were transitioned to a new operator in 2021 or closed in February 2022.

Company Rebrand and Name Change

On January 25, 2022, ALR changed its name from Five Star Senior Living Inc. to AlerisLife Inc. Aleris, a Latin word meaning "to foster, nourish and develop," represents our expansion from primarily a senior living owner and operator to a more diversified and comprehensive partner, which aims to offer each of ALR's customers choice-based services regardless of their residential location or age.

Term Loan

On January 27, 2022, ALR entered into a credit and security agreement, or the Credit Agreement, and closed on a $95.0 million senior secured term loan, or the Loan, $63.0 million of which was funded upon the effectiveness of the Credit Agreement, including approximately $3.2 million in closing costs. The remaining proceeds include $12.0 million for capital improvements and an opportunity for another $20.0 million that is available to us upon achieving certain financial thresholds. The maturity date of the Loan is January 27, 2025. Subject to the payment of an extension fee and meeting certain other conditions, ALR may elect to extend the stated maturity date of the Loan for two one-year periods. ALR is required to pay interest on outstanding amounts at a base rate of the Secured Overnight Financing Rate, or SOFR (subject to a minimum base rate of 50 basis points), plus 450 basis points.

Strategic Plan Update

On April 9, 2021, ALR announced the Strategic Plan, including to:

•Reposition ALR's senior living management service offering to focus on larger independent living and assisted living as well as active adult communities, and exit skilled nursing by transitioning 108 senior living communities to new operators and closing approximately 1,500 SNF living units in retained CCRCs;
•Evolve through investment in an enhanced scalable corporate shared service center to support operations and growth and to deliver differentiated, customer focused senior living resident experiences across a segmented portfolio of communities; and
•Diversify with a focus on revenue diversification opportunities, including growing ALR's rehabilitation services and expanding lifestyle services to provide a choice based, financially flexible senior living resident experience and reach customers outside of senior living communities.

At December 31, 2021, ALR changed the name of its segments to better describe the business and operations of those segments. The segment formerly known as senior living is now known as residential and the segment formerly known as rehabilitation and wellness services is now known as lifestyle services. There were no changes in the composition of the segments.

During and subsequent to the year ended December 31, 2021, ALR made the following progress with respect to the Reposition phase of the Strategic Plan:

1.Amended the management arrangements with DHC on June 9, 2021,

2.Transitioned the management of 107 senior living communities with approximately 7,400 living units to new operators, of which 38 communities with approximately 2,600 living units were transitioned during the three months ended December 31, 2021, and closed one senior living community with approximately 100 living units in February 2022,
3.Closed all 1,532 SNF living units in 27 managed CCRCs and began collaborating with DHC to reposition these SNF units,
4.Closed 27 of the 37 planned Ageility inpatient rehabilitation clinics, and
5.For the remaining ten Ageility inpatient rehabilitation clinics, entered into agreements with the new operators to continue to provide these services through August 2022.

In connection with the Reposition phase of the Strategic Plan, 36.6% of positions were transitioned or eliminated in the residential segment, 10.8% in the lifestyle services segment and 27.9% in corporate resulting in restructuring expenses of $2.3 million recorded in the three months ended December 31, 2021, of which $1.0 million was reimbursed by DHC. In addition, ALR expects to realize expense reductions associated with these roles, including insurance and information technology license subscriptions.

During and subsequent to the year ended December 31, 2021, ALR made the following progress with respect to the Evolve phase of the Strategic Plan:

1.Completed enhancements to the corporate technology infrastructure,
2.Invested in critical areas of the residential experience at Five Star senior living communities, including community wireless connectivity, resident transportation services and re-designed senior living community common areas and resident units, deploying $11.7 million and $103.4 million of capital in the owned and managed communities, respectively,
3.Invested in digital marketing infrastructure to effectively reduce cost per digital lead by approximately 70.0%,
4.Entered into a culinary services partnership with Compass Group to transform the senior living resident dining experience,
5.Entered into a collaboration with Dispatch Health to enable senior living resident access to ambulatory care services in their community,
6.Standardized certain administrative functions through centralization efforts to enhance operating efficiency, and
7.Subsequent to year end, hired a Chief People Officer and a Chief Customer Officer.

During the year ended December 31, 2021, ALR made the following progress with respect to the Diversify phase of the Strategic Plan:

1.Opened 15 net new Ageility outpatient rehabilitation clinics, exclusive of the closure of 17 Ageility outpatient rehabilitation clinics in December 2021 in Five Star senior living communities that were transitioned to new operators in 2021 or closed in February 2022, bringing the Ageility outpatient rehabilitation clinic total to 205, as of December 31, 2021, and
2.Grew Ageility fitness revenues to $3.3 million or a 38.1% increase over the same period in 2020.

Following the completion of the Reposition phase of the Strategic Plan, ALR continues to manage 120 senior living communities for DHC, representing 17,899 living units and approximately 96.2% of ALR's residential management fees for the three months ended December 31, 2021, and ALR continues to own 20 senior living communities with 2,100 living units.

Presented below is a summary of the units owned and managed by ALR as of December 31, 2021 following the completion of the Reposition phase of the Strategic Plan:

Total Units (1)
Independent living	10,423
Assisted living	7,715
Memory care	1,861
Total	19,999
_______________________________________
(1)    The units operated as of December 31, 2021 include 20 Five Star senior living communities that are owned by ALR and 120 Five Star senior living communities managed by ALR for DHC and excludes 107 Five Star senior living communities with approximately 7,400 living units that ALR previously managed for DHC that were transitioned to new operators during the year ended December 31, 2021 and one senior living community with approximately 100 living units that was closed in February 2022.

Presented below is a summary of the communities, units, average occupancy, month end occupancy, revenues and residential management fees for the Five Star senior living communities ALR manages for DHC, as of and for the three months ended December 31, 2021 after the completion of the Reposition phase of the Strategic Plan (dollars in thousands):

	Total
	Communities	Units	Average Occupancy	Month End Occupancy	Community Revenues (1)	Management Fees (2)
Independent and assisted living communities (3)	120	17,899	74.1%	75.2%	$155,729	$9,121
Total	120	17,899	74.1%	75.2%	$155,729	$9,121
_______________________________________
(1)    Represents the revenues of the Five Star senior living communities ALR managed for DHC. Managed senior living communities' revenues do not represent ALR's revenues and are included to provide supplemental information regarding the operating results of the Five Star senior living communities from which ALR earns residential management fees.
(2)    Excludes residential management fees of $361 for the three months ended December 31, 2021 for the 38 senior living communities with approximately 2,600 living units that were transitioned to new operators during the three months ended December 31, 2021 and one senior living community with approximately 100 living units that was closed in February 2022.
(3)    Excludes one CCRC with approximately 100 living units that was closed in February 2022.

Presented below is a summary of the Ageility rehabilitation clinics ALR operated as of and for the three months ended December 31, 2021 and the number of clinics to be operated after the implementation of the Reposition phase of the Strategic Plan (dollars in thousands):

	As of and for the Three Months Ended December 31, 2021				Retained
	Number of Clinics	Total Revenue (3)	Average Revenue per Clinic	Adjusted EBITDA Margin(5)	Number of Clinics	Total Revenue (1)(3)	Average Revenue per Clinic	Adjusted EBITDA Margin(5)
Inpatient Clinics in DHC Communities	10	$1,654	$165	28.1%	—	$—	$—	—%
Outpatient Clinics in DHC Communities	91	8,030	88	10.9%	91	8,030	88	10.9%
Outpatient Clinics in Transitioned Communities(2)	28	1,613	58	8.9%	28	1,293	46	14.7%
Total Clinics at DHC Communities	129	11,297	88	13.1%	119	9,323	78	11.5%
Outpatient Clinics at ALR Owned Communities	15	845	56	8.4%	15	845	56	8.4%
Outpatient Clinics at Other Communities (4)	71	3,249	46	2.9%	71	3,233	46	3.3%
Total Clinics	215	$15,391	$72	10.7%	205	$13,401	$65	9.3%
_______________________________________
(1)    Excludes revenue of $1,654 earned during the three months ended December 31, 2021 for ten Ageility inpatient rehabilitation clinics, which are expected to be closed commencing in August 2022 as part of the Strategic Plan, revenues of $320 earned during the three months ended December 31, 2021 for 17 Ageility outpatient rehabilitation clinics that were closed in December 2021 in Five Star senior living communities that were transitioned in 2021 or closed in February 2022, and revenues of $16 earned during the three months ended December 31, 2021 for three Ageility outpatient rehabilitation clinics that were closed during the three months ended December 31, 2021.
(2)    As part of the Strategic Plan, 107 Five Star senior living communities managed for DHC were transitioned to new operators in 2021 and one senior living community was closed in February 2022. These transitioned communities had 45 Ageility outpatient rehabilitation clinics. As of December 31, 2021 Ageility continues to operate 28 of these clinics. The remaining 17 clinics were closed in December 2021 in senior living communities that were transitioned to new operators in 2021 or closed in February 2022.
(3)    Total Ageility revenue excludes home healthcare services, which are a part of the lifestyle services segment.
(4)    Other communities includes outpatient rehabilitation clinics at senior living communities not owned or managed by ALR.
(5)    Adjusted EBITDA Margin is a non-GAAP financial measure. A reconciliation of operating margin to Adjusted EBITDA Margin is presented later in this press release.

ALR currently expects to continue to diversify revenue through growth of its lifestyle service offerings, including opening new outpatient rehabilitation clinics and expanding its fitness and other home-based service offerings within and outside of Five Star senior living communities. Fitness offerings started as an extension of Ageility's outpatient rehabilitation services and, while representing only 5.7% of segment revenues for the three months ended December 31, 2021, fitness revenues increased to $0.9 million or 30.7% when compared to the same period in 2020, representing 3.4% of segment revenue. Since January 1, 2020, Ageility has opened 32 net new outpatient rehabilitation clinics, 17 of which were opened in 2020, and 15 of which were opened during the year ended December 31, 2021 (exclusive of the 17 outpatient rehabilitation clinics that were closed in December 2021 in senior living communities that were transitioned in 2021 or closed in February 2022).

Conference Call Information:

At 1:00 p.m. Eastern Time on February 24, 2022, ALR's President and Chief Executive Officer, Katherine Potter, and Executive Vice President, Chief Financial Officer and Treasurer, Jeffrey Leer, will host a conference call to discuss ALR's fourth quarter 2021 financial results.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on March 3, 2022. To hear the replay, dial (412) 317-0088. The replay pass code is 1968786.

A live audio webcast of the conference call will also be available in a listen-only mode on ALR’s website, www.alerislife.com. Participants wanting to access the webcast should visit ALR’s website about five minutes before the call. The archived webcast will be available for replay on ALR’s website following the call for about a week. The transcription, recording and retransmission in any way of ALR's fourth quarter ended December 31, 2021 financial results conference call are strictly prohibited without the prior written consent of ALR. ALR’s website is not incorporated as part of this press release.

About AlerisLife:

AlerisLife enriches and inspires the lives of its older adult customers across the United States by delivering an exceptional and enhanced resident experience to senior living and active adult residents, while also offering lifestyle services to the younger choice-based consumer. The Company is headquartered in Newton, Massachusetts. For more information, visit www.alerislife.com.

AlerisLife Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
REVENUES
Lifestyle services	$15,626	$20,256	$68,014	$82,032
Residential	14,883	17,903	64,638	77,015
Residential management fees	9,482	14,822	47,479	62,880
Total management and operating revenues	39,991	52,981	180,131	221,927
Reimbursed community-level costs incurred on behalf of managed communities	137,195	226,264	722,857	916,167
Other reimbursed expenses	3,855	6,645	31,605	25,648
Total revenues	181,041	285,890	934,593	1,163,742

Other operating income	—	1,936	7,795	3,435

OPERATING EXPENSES
Lifestyle services expenses	13,908	16,492	59,322	66,853
Residential wages and benefits	8,514	11,186	38,970	41,819
Other residential operating expenses	7,893	7,870	30,311	28,116
Community-level costs incurred on behalf of managed communities	137,195	226,264	722,857	916,167
General and administrative	18,762	20,784	85,718	85,835
Restructuring expenses	2,337	36	19,196	1,448
Depreciation and amortization	2,961	2,913	11,873	10,997
Total operating expenses	191,570	285,545	968,247	1,151,235

Operating (loss) income	(10,529)	2,281	(25,859)	15,942

Interest, dividend and other income	114	132	358	757
Interest and other expense	(304)	(461)	(1,683)	(1,631)
Unrealized gain on equity investments	175	640	730	480
Realized gain on sale of debt and equity investments	25	3	218	425
Loss on termination of leases	(1)	—	(3,278)	(22,899)
(Loss) Income before income taxes and equity in losses of an investee	(10,520)	2,595	(29,514)	(6,926)
(Provision) benefit for income taxes	(40)	308	(234)	(663)
Equity in losses of an investee	(177)	—	(177)	—
Net (loss) income	$(10,737)	$2,903	$(29,925)	$(7,589)

Weighted average shares outstanding—basic	31,662	31,495	31,591	31,471
Weighted average shares outstanding—diluted	31,662	31,612	31,591	31,471

Net loss per share—basic	$(0.34)	$0.09	$(0.95)	$(0.24)
Net loss per share—diluted	$(0.34)	$0.09	$(0.95)	$(0.24)

AlerisLife Inc.
Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)
(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with U.S. generally accepted accounting principles, or GAAP. ALR believes the non-GAAP financial measures presented in the tables below are meaningful supplemental disclosures because they may help investors better understand changes in ALR’s operating results and its ability to meet financial obligations or service debt, make capital expenditures and expand its business. These non-GAAP financial measures may also help investors make comparisons between ALR and other companies on both a GAAP and non-GAAP basis. ALR believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are meaningful financial measures that may help investors better understand its financial performance, including by allowing investors to compare ALR's performance between periods and to the performance of other companies. ALR management uses EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to evaluate ALR’s financial performance and compare ALR’s performance over time and to the performance of other companies. ALR calculates EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin as shown below. These measures should not be considered as alternatives to net income (loss) or operating income (loss), as indicators of ALR’s operating performance or as measures of ALR’s liquidity. Also, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin as presented may not be comparable to similarly titled amounts calculated by other companies.

ALR believes that net income (loss) is the most directly comparable financial measure, determined according to GAAP, to ALR’s presentation of EBITDA and Adjusted EBITDA. The following table presents the reconciliation of these non-GAAP financial measures to net income (loss) for the three months and year ended December 31, 2021 and 2020.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net (loss) income	$(10,737)	$2,903	$(29,925)	$(7,589)
Add (less):
Interest and other expense	304	461	1,683	1,631
Interest, dividend and other income	(114)	(132)	(358)	(757)
(Benefit) provision for income taxes	40	(308)	234	663
Depreciation and amortization	2,961	2,913	11,873	10,997
EBITDA	(7,546)	5,837	(16,493)	4,945
Add (less):
Severance (1)	—	—	—	282
Litigation settlement (2)	—	—	—	2,473
Unrealized gain on equity investments	(175)	(640)	(730)	(480)
Loss on termination of leases (3)	1	—	3,278	22,899
Net restructuring expenses (4)	1,370	36	5,885	1,448
Long-lived asset impairment (5)	—	—	890	—
Adjusted EBITDA	$(6,350)	$5,233	$(7,170)	$31,567
_______________________________________
(1)    Costs incurred for the year ended December 31, 2020 represent those related to a reduction in workforce.
(2)    Represents costs incurred related to the settlement of a lawsuit and is included in other residential operating expenses in ALR's condensed consolidated statements of operations. The settlement was approved by the court, and paid by ALR, on May 12, 2021.
(3)    For the 2021 periods, represents the lease termination expenses related to the termination of four leased communities on September 30, 2021 as well as the write off of certain assets at those communities. For the 2020 periods, represents the excess of the fair value of the ALR shares issued to DHC as of January 1, 2020 of $97,899, compared to the consideration of $75,000 paid by DHC as part of the transaction agreement to restructure ALR's business arrangements with DHC, or the Restructuring Transactions.
(4)    Includes costs incurred related to the Strategic Plan and the Restructuring Transactions for the three months and year ended December 31, 2021 and 2020, respectively, and are included in restructuring expenses in the Condensed Consolidated Statements of Operations, net of reimbursed expenses of $966 and $13,311 for the three months and year ended December 31, 2021, respectively, from DHC.
(5)    Represents asset impairments related to one leased community that had a fire on April 4, 2021.

AlerisLife Inc.
Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)
(unaudited)

ALR believes that net income is the most directly comparable financial measure, determined according to GAAP, to ALR’s presentation of EBITDA and Adjusted EBITDA. The following table presents the reconciliation of these non-GAAP financial measures to net income for the three months ended December 31, 2021 for Ageility.

	Three Months Ended December 31, 2021
	Total	Retained
Lifestyle services:
Revenue (1)	$15,626	$15,290
Less: Home health services	235	235
Less: Inpatient rehabilitation (2)	—	1,654
Total Ageility revenue (3)	$15,391	$13,401

Ageility:
Net income	$1,515	$1,150
Add: Depreciation	113	88
EBITDA	1,628	1,238
Add: Restructuring expenses	22	8
Adjusted EBITDA	$1,650	$1,246
Adjusted EBITDA Margin	10.7%	9.3%
_______________________________________
(1)    Retained excludes revenues of $320 earned during the three months ended December 31, 2021 for 17 Ageility outpatient rehabilitation clinics that were closed in December 2021 in senior living communities that were transitioned to new operators in 2021 or closed in February 2022, and revenues of $16 earned during the three months ended December 31, 2021 for three Ageility outpatient rehabilitation clinics that were closed during the three months ended December 31, 2021.
(2)    Retained excludes revenue for ten Ageility inpatient rehabilitation clinics that are expected to be closed commencing in August 2022 as part of the Strategic Plan.
(3)    Total Ageility retained revenue includes revenue from outpatient rehabilitation clinics and fitness.

AlerisLife Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	December 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$66,987	$84,351
Restricted cash and cash equivalents	24,970	23,877
Accounts receivable, net	9,244	9,104
Due from related person	41,664	96,357
Debt and equity investments, of which $7,609 and $11,125 are restricted, respectively	19,535	19,961
Prepaid expenses and other current assets	24,433	28,658
Total current assets	186,833	262,308

Property and equipment, net	159,843	159,251
Operating lease right-of-use assets	9,197	18,030
Finance lease right-of-use assets	3,467	4,493
Restricted cash and cash equivalents	982	1,369
Restricted debt and equity investments	3,873	4,788
Other long-term assets	12,082	3,967
Total assets	$376,277	$454,206

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,516	$23,454
Accrued expenses and other current liabilities	31,488	42,208
Accrued compensation and benefits	34,295	70,543
Accrued self-insurance obligations	31,739	31,355
Operating lease liabilities	699	2,567
Finance lease liabilities	872	808
Due to related persons	3,879	6,585
Mortgage note payable	419	388
Total current liabilities	140,907	177,908

Long-term liabilities:
Accrued self-insurance obligations	34,744	37,420
Operating lease liabilities	9,366	17,104
Finance lease liabilities	3,050	3,921
Mortgage note payable	6,364	6,783
Other long-term liabilities	256	538
Total long-term liabilities	53,780	65,766

Commitments and contingencies

Shareholders’ equity:
Common stock, par value $0.01: 75,000,000 shares authorized, 32,662,649 and 31,679,207 shares issued and outstanding, respectively	327	317
Additional paid-in-capital	461,298	460,038
Accumulated deficit	(281,064)	(251,139)
Accumulated other comprehensive income	1,029	1,316
Total shareholders’ equity	181,590	210,532
Total liabilities and shareholders' equity	$376,277	$454,206

AlerisLife Inc.
Residential Segment Data
(dollars in thousands, except per unit amounts)
(unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020

Owned and Leased Senior Living Communities
Independent and assisted living communities:
Revenues	$14,883	$16,320	$16,378	$17,057	$17,903
Other operating income (1)	—	—	2	7,774	1,715
Operating expenses	18,574	17,895	21,012	20,414	21,181
Operating (loss) income	(3,691)	(1,575)	(4,632)	4,417	(1,563)
Operating margin	(24.8)%	(9.7)%	(28.3)%	17.8%	(8.0)%
Number of communities (end of period)	20	20	24	24	24
Number of living units (end of period) (2)	2,100	2,099	2,251	2,302	2,302
Average occupancy	72.0%	69.9%	68.1%	68.3%	71.5%
Month end occupancy	72.7%	72.9%	69.7%	68.2%	69.7%
RevPAR (3)	$2,349	$2,411	$2,425	$2,479	$2,596
RevPOR (4)	$3,192	$3,375	$3,524	$3,630	$3,550

Managed Senior Living Communities (5)
Residential management fees	$9,482	$11,220	$12,927	$13,850	$14,822
Community-level revenues	161,907	210,160	243,947	259,966	278,637
Other operating income (1)	602	786	16,564	1,617	12,520
Community-level expenses (6)	159,329	203,756	237,461	247,171	261,678
Community operating income	3,180	7,190	23,050	14,412	29,479
Community operating margin	2.0%	3.4%	8.8%	5.5%	10.1%
Number of communities (end of period)	121	159	228	228	228
Number of living units (end of period) (2)	18,005	20,669	25,482	26,963	26,969
Average occupancy	73.7%	72.2%	69.5%	69.5%	72.2%
Month end occupancy	74.8%	73.8%	71.3%	70.2%	70.8%
RevPAR (3)	$2,919	$3,046	$3,086	$3,213	$3,355
RevPOR (4)	$3,875	$4,129	$4,389	$4,623	$4,543
_______________________________________
(1)    Other operating income represents income recognized for funds received under the CARES Act and other government grants.
(2)    Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or disposition of senior living communities.
(3)    RevPAR is defined by ALR as resident fee revenues for the corresponding portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period. Data for the three months ended December 31, 2020, March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021 exclude income received by communities under the CARES Act and other government grants.
(4)    RevPOR is defined by ALR as resident fee revenues for the corresponding portfolio for the period divided by the average number of occupied units for the period, divided by the number of months in the period. Data for the three months ended December 31, 2020, March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021 exclude income received by communities under the CARES Act and other government grants.
(5)    Managed senior living communities, other than ALR's residential management fees, represents financial data of senior living communities managed for DHC and does not represent financial results of ALR. Managed senior living communities' data is included to provide supplemental information regarding the operating results of the senior living communities from which ALR earns residential management fees.
(6)    The three months ended December 31, 2021, September 30, 2021, and June 30, 2021 includes restructuring expense of $966, $813 and $11,531, respectively.

AlerisLife Inc.
Comparable Communities Residential Segment Data
(dollars in thousands, except per unit amounts)
(unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Owned Senior Living Communities (1):
Number of communities (end of period)	20	20	20	20	20
Number of living units (end of period) (2)	2,100	2,099	2,099	2,099	2,098
Average occupancy	72.0%	70.4%	68.3%	68.9%	72.4%
Month end occupancy	72.7%	72.9%	70.1%	69.0%	70.2%
RevPAR (3)	$2,349	$2,354	$2,357	$2,421	$2,549
RevPOR (4)	$3,192	$3,270	$3,413	$3,515	$3,445

Managed Senior Living Communities (1)(5):
Number of communities (end of period)	120	120	120	120	120
Number of living units (end of period) (2)	17,899	17,899	17,898	17,906	17,910
Average occupancy	74.1%	73.4%	72.9%	72.7%	75.6%
Month end occupancy	75.2%	74.6%	73.3%	73.2%	74.2%
RevPAR (3)	$2,900	$2,941	$2,961	$2,946	$3,054
RevPOR (4)	$3,831	$3,922	$4,018	$4,051	$3,954
_______________________________________
(1)    Includes data for Five Star senior living communities that ALR has continuously owned or managed since October 1, 2020. Per the Strategic Plan, the summary of operations for comparable communities excludes (i) 107 Five Star senior living communities managed for DHC with approximately 7,400 units that were transitioned to new operators during the six months ended December 31, 2021 and one senior living community with approximately 100 units that was closed in February 2022, and (ii) 1,532 SNF units in 27 CCRCs that were closed during the six months ended September 30, 2021 and are in the process of being repositioned that ALR will continue to manage for DHC. The leases for four communities with approximately 200 living units which were terminated on September 30, 2021 are also excluded from comparable communities.
(2)    Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or disposition of senior living communities.
(3)    RevPAR is defined by ALR as resident fee revenues for the corresponding portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period. Data for the three months ended December 31, 2020, March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021 exclude income received by communities under the CARES Act and other government grants.
(4)    RevPOR is defined by ALR as resident fee revenues for the corresponding portfolio for the period divided by the average number of occupied units for the period, divided by the number of months in the period. Data for the three months ended December 31, 2020, March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021 exclude income received by communities under the CARES Act and other government grants.
(5)    Residential segment data for comparable managed senior living communities represents financial data of senior living communities managed for DHC and does not represent financial results of ALR. Managed senior living communities' data is included to provide supplemental information regarding the operating results of the senior living communities from which ALR earns residential management fees.

AlerisLife Inc.
Lifestyle Services Segment Data
(dollars in thousands)
(unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Lifestyle Services (1):
Revenues	$15,626	$15,382	$17,453	$19,553	$20,256
Outpatient	12,848	12,747	13,688	13,098	13,449
Fitness	890	853	827	733	681
Other	1,888	1,782	2,938	5,722	6,126
Other operating income (2)	—	—	—	19	221
Operating expenses (3)	14,045	13,348	17,517	16,338	16,613
Operating (loss) income	1,581	2,034	(64)	3,234	3,864
Operating margin	10.1%	13.2%	(0.4)%	16.5%	18.9%
Number of inpatient clinics (end of period)	10	10	10	37	37
Number of outpatient clinics (end of period)	205	223	218	215	207
Number of fitness locations (end of period)	60	61	43	42	14
_______________________________________
(1)    Includes Ageility rehabilitation clinics and fitness operations as well as home healthcare operations.
(2)    Other operating income represents income recognized for funds received under the CARES Act and other government grants.
(3)    The three months ended December 31, 2021, September 30, 2021 and June 30, 2021 includes restructuring expenses of $23, $(310) and $1,720, respectively.

AlerisLife Inc.
Comparable Lifestyle Services Segment Data
(dollars in thousands)
(unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Lifestyle Services (1):
Revenues	$12,891	$12,952	$13,887	$13,200	$13,480
Outpatient	11,808	11,854	12,779	12,211	12,539
Fitness	849	824	800	708	659
Other	234	274	308	281	282
Other operating income (2)	—	—	—	20	44
Operating expenses	11,677	11,653	12,314	11,419	11,848
Operating income	1,214	1,299	1,573	1,801	1,676
Operating margin	9.4%	10.0%	11.3%	13.6%	12.4%
Number of inpatient clinics (end of period)	—	—	—	—	—
Number of outpatient clinics (end of period)	183	183	183	183	183
Number of fitness locations (end of period)	52	58	40	40	14
_______________________________________
(1)    Includes Ageility outpatient rehabilitation clinics and fitness operations as well as home healthcare operations. Comparable outpatient includes data for 183 outpatient rehabilitation clinics that ALR has continuously operated since October 1, 2020, exclusive of 27 inpatient rehabilitation clinics that were closed during the three months ended June 30, 2021 and an additional ten inpatient rehabilitation clinics that are expected to be closed commencing in August 2022 as part of the Strategic Plan. In addition, comparable clinics also excludes 17 Ageility outpatient rehabilitation clinics that were closed in December 2021 in senior living communities that were transitioned in 2021 or closed in February 2022.
(2)    Other operating income represents income recognized for funds received under the CARES Act and other government grants.

AlerisLife Inc.
Owned Senior Living Communities as of and for the Three Months Ended December 31, 2021
(dollars in thousands)
(unaudited)

No.	Community Name	State	Property Type (1)	Living Units	Residential Revenues (4)	Gross Carrying Value	Net Carrying Value	Date Acquired	Most Recent Renovation
1	Morningside of Decatur (2)(5)	Alabama	AL	49	$296	$7,307	$3,971	11/19/2004	2021
2	Morningside of Auburn (5)	Alabama	AL	42	294	2,090	1,018	11/19/2004	1997
3	The Palms of Fort Myers (2)(5)	Florida	IL	218	1,651	7,218	3,866	4/1/2002	1988
4	Five Star Residences of Banta Pointe (3)	Indiana	AL	121	763	10,938	6,411	9/29/2011	2006
5	Five Star Residences of Fort Wayne (2)(5)	Indiana	AL	154	998	9,077	5,689	9/29/2011	1998
6	Five Star Residences of Clearwater	Indiana	AL	88	356	14,182	9,028	6/1/2011	1999
7	Five Star Residences of Lafayette (2)	Indiana	AL	109	502	11,719	7,558	6/1/2011	2000
8	Five Star Residences of Noblesville (2)(5)	Indiana	AL	151	1,142	13,507	8,481	7/1/2011	2005
9	The Villa at Riverwood (2)(5)	Missouri	IL	112	663	4,968	3,309	4/1/2002	1986
10	Voorhees Senior Living (2)(5)	New Jersey	AL	104	907	19,607	13,372	7/1/2008	1999
11	Washington Township Senior Living (2)	New Jersey	AL	93	815	26,170	17,321	7/1/2008	1998
12	Carriage House Senior Living (5)	North Carolina	AL	98	949	9,869	5,330	12/1/2008	1997
13	Forest Heights Senior Living (5)	North Carolina	AL	111	713	16,187	10,676	12/1/2008	1998
14	Fox Hollow Senior Living (2)(5)	North Carolina	AL	77	1,000	25,554	17,262	7/1/2000	1999
15	Legacy Heights Senior Living (2)(5)	North Carolina	AL	116	637	7,660	3,677	12/1/2008	1997
16	Morningside at Irving Park (5)	North Carolina	AL	91	776	3,750	1,605	11/19/2004	1997
17	The Devon Senior Living	Pennsylvania	AL	84	500	32,667	15,129	7/1/2008	1985
18	The Legacy of Anderson (5)	South Carolina	IL	101	567	10,953	6,395	12/1/2008	2003
19	Morningside of Springfield (2)(5)	Tennessee	AL	54	431	18,579	11,636	11/19/2004	1984
20	Huntington Place	Wisconsin	AL	127	836	2,422	1,519	7/15/2010	1999
	Total			2,100	$14,796	$254,424	$153,253
_______________________________________
(1)    AL is primarily an assisted living community and IL is primarily an independent living community.
(2)    Encumbered property under ALR's $65,000 revolving credit facility, which was terminated on January 27, 2022.
(3)    Encumbered property under ALR's $6,783 mortgage note.
(4)    Excludes funds received under the CARES Act recognized as other operating income.
(5)    Encumbered property under ALR's $95,000 Loan which closed on January 27, 2022.

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever AlerisLife uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, ALR is making forward-looking statements. These forward-looking statements are based upon ALR’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by ALR’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond ALR's control. For example:

•This press release includes statements regarding the actions that have occurred, the progress that has been made and steps that are expected to be taken in connection with the implementation and execution of ALR's Strategic Plan and anticipated benefits related to the Strategic Plan. ALR may not be able to implement all or components of the Strategic Plan in a timely manner or at all, the costs of such initiatives may be more than it expects, it may not realize the benefits it anticipates from the Strategic Plan, and it may not be able to achieve its objectives following implementation and execution of the Strategic Plan.

•Ms. Potter states that ALR believes the disruption associated with community transitions is now behind it and sees sustained improvements in macroeconomic fundamentals. However, these trends may not continue and improvements could decline due to a variety of factors, including as a result of the COVID-19 pandemic. Moreover, ALR may not benefit to the extent it expects from these improvements even if they are sustained.

•Ms. Potter states that ALR is focused on optimizing its core competencies. However, ALR may not achieve the optimization it seeks and any optimization it may realize may not produce the benefits it expects.

•The outperformance of our retained portfolio realized for the quarter ending December 31, 2021 compared to the total DHC managed portfolio for that period may not be achieved in future periods.

•This press release states that ALR expects to continue to diversify revenue through expanding its outpatient rehabilitation business and growth of its other lifestyle services offerings including opening new outpatient rehabilitation clinics and expanding its fitness and other home-based service offerings within and outside Five Star senior living communities. ALR may not be able to achieve these objectives, including if its growth is adversely impacted by the COVID-19 pandemic, and if it does not have sufficient resources to fund the expansion or does not identify new opportunities to grow or diversify the business.

•Ms. Potter cites improvements to occupancy, which may imply that ALR will realize similar or better occupancies in future periods. However, ALR and the senior living industry have experienced occupancy challenges throughout the COVID-19 pandemic and that may continue. In addition, ALR’s business is subject to various risks, including changing trends and demands of older adults, competition and other risks, many of which are outside ALR’s control. As a result, ALR may not experience similar or better occupancies in future periods.

•Ms. Potter states that ALR is well capitalized, which may imply that it will maintain sufficient liquidity. However, as noted above, ALR’s business is subject to risks. In addition, some of ALR’s initiatives require capital investment and ALR has recently experienced operating losses and operating losses in the past. As a result, ALR may not maintain its current liquidity levels and its capitalization may decline.

The information contained in ALR’s filings with the Securities and Exchange Commission, or SEC, including under “Risk Factors” in ALR’s periodic reports, or incorporated therein, identifies other important factors that could cause ALR’s actual results to differ materially from those stated in or implied by ALR’s forward-looking statements. ALR’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, ALR does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8245